As filed with the Securities and Exchange Commission on September 4, 2008

Registration No. 333-132434

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tyson Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	71-0225165
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, Arkansas 72762-6999, (479) 290-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Dennis Leatherby

Executive Vice President and Chief Financial Officer

Tyson Foods, Inc.

2210 West Oaklawn Drive

Springdale, Arkansas 72762-6999

(479) 290-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul L. Choi, Esq. Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603 (312) 853-7000	Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Convertible Senior Notes
Class A Common Stock, $0.10 par value

(1)	An unspecified and indeterminate aggregate initial offering price and number or amount of securities of each identified class is being registered as may from time to time be sold at indeterminate prices or, with respect to the Class A Common Stock, such undetermined number of shares of Class A Common Stock as may be issuable upon conversion of the convertible senior notes.
(2)	In reliance on and in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Commission File No. 333-132434) is being filed by Tyson Foods, Inc. (the “Company”) for the purpose of (i) registering additional securities pursuant to Rule 413(b) under the Securities Act and filing a base prospectus relating to such additional securities and (ii) filing additional exhibits to the Registration Statement. No other changes or additions are being made hereby to the existing base prospectus that already forms a part of the Registration Statement. Accordingly, such existing base prospectus is being omitted from this filing. This Post-Effective Amendment No. 1 to Form S-3 shall become effective immediately upon filing with the Securities and Exchange Commission (the “SEC”).

Prospectus

Tyson Foods, Inc.

Convertible Senior Notes

Class A Common Stock

We will provide specific terms of any offering of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest. Our Class A Common Stock is listed on the New York Stock Exchange and trades under the symbol “TSN.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

You should carefully consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in any of our securities.

The date of this prospectus is September 4, 2008.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our Class A Common Stock is listed and traded on the New York Stock Exchange, or “NYSE.” You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including certain SEC filings, is also available at our Internet site at http://ir.tysonfoodsinc.com. However, the information on our Internet site is not a part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended September 29, 2007;

•	Quarterly Reports on Form 10-Q for the quarters ended December 29, 2007, March 29, 2008 and June 28, 2008;

•

Current Reports on Form 8-K filed on October 4, 2007, October 12, 2007, January 18, 2008, January 28, 2008 (except information furnished under Items 2.02 and 9.01), May 13, 2008, June 11, 2008, August 11, 2008 and September 4, 2008; and

•

The description of our Class A Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on October 14, 1997, including any amendment or report filed for the purpose of updating such description.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Investor Relations Department

Tyson Foods, Inc.

P.O. Box 2020

Springdale, AR 72765-2020

(479) 290-5410

2

FORWARD-LOOKING STATEMENTS

This prospectus, any related prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein and therein may contain forward-looking statements with respect to our current views and estimates of future economic circumstances, industry conditions in domestic and international markets, our performance and financial results, including, without limitation, debt-levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy. These forward-looking statements are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in such forward-looking statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Among the factors that may cause actual results and experiences to differ from the anticipated results and expectations expressed in such forward-looking statements are the following: (i) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (ii) market conditions for finished products, including competition from other global and domestic food processors, the supply and pricing of competing products and alternative proteins and the demand for alternative proteins; (iii) successful rationalization of existing facilities and operating efficiencies of the facilities; (iv) risks associated with our commodity trading risk management activities; (v) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (vi) outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an effect on livestock owned by the Company, the availability of livestock for purchase by the Company, consumer perception of certain protein products or the Company’s ability to access certain domestic and foreign markets; (vii) changes in the availability and relative costs of labor and contract growers and the ability of the Company to maintain good relationships with employees, labor unions, contract growers and independent producers providing livestock to the Company; (viii) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (ix) changes in consumer preference and diets and the Company’s ability to identify and react to consumer trends; (x) significant marketing plan changes by large customers or the loss of one or more large customers; (xi) adverse results from litigation; (xii) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xiii) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws and occupational, health and safety laws; (xiv) the ability of the Company to make effective acquisitions or joint ventures and successfully integrate newly acquired businesses into existing operations; (xv) effectiveness of advertising and marketing programs; (xvi) the effect of, or changes in, general economic conditions; and (xvii) those factors listed under Item 1A. “Risk Factors” included in the Company’s Annual Report filed on Form 10-K for the year ended September 29, 2007.

3

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities and certain other matters will be passed upon for us by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements and schedule of the Company appearing in the Company’s Current Report on Form 8-K filed on September 4, 2008, and the effectiveness of the Company’s internal control over financial reporting as of September 29, 2007, appearing in the Company’s Annual Report on Form 10-K for the year ended September 29, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

4

Part II

Information not required in prospectus

Item 14. Other expenses of issuance and distribution

The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:

SEC registration fee	$	(*)
Rating agency fees		1,045,500
Legal fees and expenses		400,000
Accounting fees and expenses		300,000
Trustee’s fees and expenses		6,000
Printing, distribution and engraving fees		60,000
Miscellaneous		38,500

Total		$1,850,000

(*) Deferred in reliance upon Rule 456(b) and 457(r).

Item 15. Indemnification of directors and officers

We are a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a Delaware corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the Restated Certificate of Incorporation of the Company includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of the Company’s directors to the Company or its stockholders for monetary damages for breach of fiduciary as director.

Section 145(a) of the DGCL empowers a Delaware corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides Delaware corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

In accordance with Section 145(a) of the DGCL, the Company’s Fourth Amended and Restated By-Laws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the DGCL against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Expenses incurred by a director or officer in defending such an action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such director or officer is not entitled to indemnification by the Company as authorized by the relevant sections of the DGCL.

Reference is made to the form of Underwriting Agreement which has been or will be included or incorporated by reference as an exhibit to this Post-Effective Amendment No. 1 to Form S-3 for provisions regarding indemnification of the Company’s officers, directors and controlling persons against specified liabilities.

Item 16. Exhibits

1*	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 1998 (Commission File No. 001-14704))

3.2	Fourth Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed September 28, 2007) (Commission File
No. 001-14704))

4.1	Indenture, dated as of June 1, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in trust to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)), as Trustee (incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form S-3 filed December 17, 1997 (Commission File No. 333-42525))

4.2*	Form of Supplemental Indenture

5.1	Opinion of Sidley Austin LLP

12.1	Calculation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to the Company’s Current Report on Form 8-K filed September 4, 2008 (Commission File No. 001-14704))

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24	Power of Attorney (set forth on the signature page hereof and on the signature page of the Registration Statement on Form S-3 (Commission File No. 333-132434))

*	To be filed by an amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange

Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on September 4, 2008.

TYSON FOODS, INC.

By:	/S/ DENNIS LEATHERBY
Name:	Dennis Leatherby
Title:	Executive Vice President and Chief Financial Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Post-Effective Amendment No. 1 to Form S-3 appears below hereby constitutes and appoints Dennis Leatherby and R. Read Hudson, or either one of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Post-Effective Amendment No. 1 to Form S-3, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities indicated on September 4, 2008.

Signature	Title

/S/ RICHARD L. BOND Richard L. Bond	President and Chief Executive Officer and Director (Principal Executive Officer)

/S/ DENNIS LEATHERBY Dennis Leatherby	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ CRAIG J. HART Craig J. Hart*	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/S/ JOHN TYSON John Tyson	Chairman of the Board of Directors

/S/ LLOYD V. HACKLEY Lloyd V. Hackley*	Director

/S/ JIM KEVER Jim Kever*	Director

/S/ KEVIN MCNAMARA Kevin McNamara	Director

Signature	Title

/S/ JO ANN R. SMITH Jo Ann R. Smith*	Director

/S/ BARBARA A. TYSON Barbara A. Tyson*	Director

/S/ DON TYSON Don Tyson*	Director

/S/ ALBERT C. ZAPANTA Albert C. Zapanta*	Director

*	Executed by R. Read Hudson as attorney-in-fact pursuant to the Powers of Attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission on March 15, 2006.

Exhibit Index

1*	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 1998 (Commission File No. 001-14704))

3.2	Fourth Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed September 28, 2007) (Commission File
No. 001-14704))

4.1	Indenture, dated as of June 1, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in trust to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)), as Trustee (incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form S-3 filed December 17, 1997 (Commission File No. 333-42525))

4.2*	Form of Supplemental Indenture

5.1	Opinion of Sidley Austin LLP

12.1	Calculation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to the Company’s Current Report on Form 8-K filed September 4, 2008 (Commission File No. 001-14704))

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24	Power of Attorney (set forth on the signature page hereof and on the signature page of the Registration Statement on Form S-3 (Commission File No. 333-132434))

*	To be filed by an amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.